UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): November 15, 2017

Torchlight Energy Resources, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36247	74-3237581
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5700 W. Plano Parkway, Suite 3600
Plano, Texas 75093

(Address of principal executive offices)

Telephone – (214) 432-8002

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 15, 2017, we and our wholly-owned subsidiary, Hudspeth Oil Corporation, a Texas corporation (“HOC”), entered into an Assignment of Farmout Agreement with Founders Oil & Gas, LLC (“Founders”) and Wolfbone Investments, LLC (“Wolfbone”), along with Pandora Energy, LP as a party to the agreement for limited purposes. Wolfbone is owned by our Chairman, Gregory McCabe. Under the agreement, Founders will assign to HOC and Wolfbone all its right, title and interest in the remaining leases under the original Farmout Agreement that Founders entered into with us on September 23, 2015; provided, however, that Founders will retain an undivided 9.5% of 8/8ths working interest and 9.5% of 75% of 8/8ths net revenue interest to the remaining leases, which retained interest will be carried by HOC and Wolfbone through the next $40,500,000 in total costs. Accordingly, HOC and Wolfbone will each gain a 20.25% working interest in the remaining leases, bringing HOC’s total working interest to 67.75%. On behalf of HOC and Wolfbone, Founders (through its operating affiliate) will take such action necessary to spud the University Founders A 25 Well on or before December 1, 2017. After spudding of the well, Founders’ operating affiliate will remain operator of that well under the direction of us and Gregory McCabe.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torchlight Energy Resources, Inc.

Date: November 16, 2017	By: /s/ John A. Brda
John A. Brda
President

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